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                                                                    Exhibit 99.1

      Certification Of Chief Executive Officer And Chief Financial Officer
                pursuant to 18 U.S.C. (S) 1350 adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002



I, Muoi Van Tran, Chief Executive Officer of Optical Communication Products, Inc. (the "Company"), certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Muoi Van Tran
Muoi Van Tran
Chief Executive Officer
August 13, 2002


I, Susie L. Nemeti, Chief Financial Officer of Optical Communication Products, Inc. (the "Company"), certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Susie L. Nemeti
Susie L. Nemeti
Chief Financial Officer
August 13, 2002